EXHIBIT 23.1




The Board of Directors
Crestar Financial Corporation:

         We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in accounting for certain investments in debt and equity securities.



                                            KPMG Peat Marwick LLP



Richmond, Virginia
November 16, 1995